CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 25, 2011, relating to the financial statements and financial highlights which appears in the December 31, 2010 Annual Report to Shareholders of certain Russell Investment Company Target Distribution Strategies Funds (refer to Appendix I for those funds covered under this consent), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

Seattle, WA

April 27, 2011

Appendix I

2017 Retirement Distribution Fund–A Shares
2017 Accelerated Distribution Fund–A Shares
2027 Extended Distribution Fund–A Shares
2017 Retirement Distribution Fund–S Shares
2017 Accelerated Distribution Fund –S Shares
2027 Extended Distribution Fund–S Shares

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